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                                                                   Exhibit 23.05

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kana Software, Inc., previously Kana Communications, Inc., of our report dated February 11, 2000, relating to the financial statements of Servicesoft, Inc. which appears in the Current Report Form 8-K/A of Broadbase Software, Inc. filed on February 8, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 21, 2001